UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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Form 8-K
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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
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Date of Report: February 14, 2008
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CARPENTER TECHNOLOGY CORPORATION
(Exact name of registrant as specified in its charter)

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Delaware	1-5828	23-0458500
(State of or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer I.D. No.)

P.O. Box 14662 Reading, Pennsylvania		19612-4662
(Address of principal executive offices)		(Zip Code)

(610) 208-2000
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements with Certain Officers.

Effective February 8, 2008, Richard L. Simons voluntarily resigned his positions as Vice President and Corporate Controller (Chief Accounting Officer) of Carpenter Technology Corporation to take a senior position with another public company.

Also effective February 8, 2008, the Company’s Board of Directors appointed Thomas F. Cramsey as Vice President and Chief Accounting Officer of the Company.  Mr. Cramsey, age 47, holds a Bachelor’s degree in Accounting and is a Certified Public Accountant.  Mr. Cramsey has been with Carpenter for twenty years, holding various management positions in the area of corporate accounting, and most recently serving as the Company’s Assistant Treasurer.

In connection with his appointment, Mr. Cramsey received a compensation and benefit package that has been approved by the Company and includes a grant of restricted stock, as well as a severance agreement and an indemnification agreement in the standard forms applicable to other officers of the Company.  Additionally, Mr. Cramsey is now eligible to participate in Carpenter’s Supplemental Retirement Plan for Executives.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARPENTER TECHNOLOGY CORPORATION

By	/s/ K. Douglas Ralph
K. Douglas Ralph
Senior Vice President – Finance and
Chief Financial Officer

Date:  February 14, 2008